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                                  EXHIBIT 5.B.

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                                                                     EXHIBIT 5.B

                             NAMES AND ADDRESSES OF
                         THE UNDERWRITERS OF THE BONDS


Salomon Brothers International Limited
Citigroup Centre
33 Canada Square
London E14 5LB
Attn: Tom Pauk

UBS AG, acting through its business group UBS Warburg
100 Liverpool Street
London EC2M 2RH
Attn: Cathy Salisbury

Nomura International plc
Nomura House
1st Martin's-Le-Grand
London EC1A 4NP
Attn: Kensey Green

Daiwa Securities SMBC Europe Limited
5 King William Street
London EC4N 7AX
Attn: Stephen Apted

Deutsche Bank AG London
Winchester House
77 London Wall
London EC2N 2DB
Attn: Ralph Berlowitz

Mizuho International plc
Bracken House
One Friday Street
London EC4M 9JA
Attn: Julian Kerslake

Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
Attn: Stuart McGregor

Tokyo-Mitsubishi International plc
6 Broadgate
London EC2M 2AA
Attn: Dennis Kelleher